UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): May 22, 2013

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our 2013 Annual Meeting of Shareholders on May 22, 2013. Five matters were voted upon at the meeting: (1) the election of three Class B directors; (2) approval of an amendment to our Articles of Incorporation changing the company’s name to HCI Group, Inc.; (3) ratification of the appointment of Dixon Hughes Goodman LLP as the company’s independent registered public accounting firm for the year ending December 31, 2013; (4) approval of compensation paid to named executive officers; and (5) approval of frequency of the vote on executive compensation.

George Apostolou, Paresh Patel and Gregory Politis were elected to the board of directors at the meeting. The number of votes cast for and the number of votes withheld as to each director nominee appear below. The total number of broker non-votes in this matter was 3,337,052.

Director Nominee	For	Withheld
George Apostolou	5,503,271	157,429
Paresh Patel	5,415,574	245,126
Gregory Politis	4,573,167	1,087,533

The number of votes cast for, against and abstaining and the number of broker non-votes in the second matter voted upon appear below.

	For	Against	Abstain	Broker Non-Votes
Approval of an amendment to Articles of Incorporation changing the company’s name to HCI Group, Inc.	8,952,992	27,405	17,425	—

The number of votes cast for, against and abstaining and the number of broker non-votes in the third matter voted upon appear below.

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Dixon Hughes Goodman LLP as the company’s independent registered public accounting firm for the year ending December 31, 2013.	8,881,263	94,718	21,771	—

The number of votes cast for, against and abstaining and the number of broker non-votes in the fourth matter voted upon appear below.

	For	Against	Abstain	Broker Non-Votes
Approval of compensation paid to executive officers.	4,049,060	1,093,584	51,056	3,337,052

The number of votes cast and abstaining in the fifth matter voted upon appears below.

	1 Year	2 Years	3 Years	Abstain
Approval of compensation paid to executive officers.	2,660,037	62,902	2,884,611	43,150

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 29, 2013.

HCI GROUP, INC.

BY:	/s/ Richard R. Allen
Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.